EXHIBIT 10.8
I.                            EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into this 26th day of June, 1997 by and between OCEAN OPTIQUE DISTRIBUTORS, INC., a Florida corporation ("Company"), and SOLOMON OVADIA ("Employee").

                                   WITNESSETH:

         WHEREAS, the Company is engaged in the business of importing, marketing and distributing high quality ophthalmic (or eyeglass) frames and sunglasses ("Company's Business"); and

         WHEREAS, subject to the terms and conditions hereinafter set forth, the Company desires to employ Employee, and Employee desires to be employed by the Company.

         NOW, THEREFORE, in consideration of the mutual promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1. RECITALS. The foregoing recitals are true and correct and are incorporated herein by this reference.

         2. EMPLOYMENT. The Company hereby employs the Employee, and the Employee hereby accepts employment, as the President of the Company, upon the terms and conditions of this Agreement.

         3. AUTHORITY AND POWER DURING EMPLOYMENT PERIOD. The duties of the Employee shall be subject to the direction of the Company's Board of Directors and the Employee shall perform all duties as may be mutually agreed upon between the Employee and the Company's Board of Directors. The Employee shall devote full attention and render exclusive, full-time services to the Company and shall be an employee solely of the Company according to the terms of this Agreement.

         4. COMPENSATION. In exchange for the performance of Employee's duties hereunder, the Company hereby agrees to pay Employee the following
Compensation:

                  (a) BASE SALARY. The Company shall pay Employee a gross annual base salary ("Salary") of One Hundred Seventy-Five Thousand Dollars ($175,000). Salary shall be paid by the Company in accordance with the Company's regular payroll practices, but not less often than once every two (2) weeks. The Company's Board of


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Directors shall review Employee's Salary annually and may increase it if the
Employee's performance justifies such an increase.

                  (b) DISCRETIONARY BONUS. In addition to the Salary described in Section 4(a), Employee may be eligible to receive an annual bonus solely and exclusively at the discretion of the Company's Board of Directors.

                  (c) WITHHOLDING. The Company shall deduct or withhold from all Compensation payable hereunder all amounts required to be deducted or withheld from Compensation pursuant to state or federal law.

                  (d)      OTHER BENEFITS.

                           (i)      FRINGE BENEFITS. Employee shall be
eligible to participate, on the same basis and subject to the same qualifications as the other executive officers of the Company, in all other employee benefits made available to executive officers of the Company, including any pension, profit-sharing plan, life, health, medical, dental, hospitalization or surgical insurance plan or policy, and any vacation or fringe benefit plans or programs, whether now existing or hereafter established for participation of executive officers.

                           (ii)     EXPENSE REIMBURSEMENT.  It is contemplated
that, in connection with his employment hereunder, Employee may incur business, entertainment and travel expenses. The Company agrees to reimburse Employee in full for all preapproved reasonable, ordinary and necessary business, entertainment and other related expenses, including travel expenses, incurred or expended by him incident to the performance of his duties hereunder, and incurred or expended in accordance with the Company's policies with respect to such expenses, upon submission by Employee to the Company of such vouchers or expense statements satisfactorily evidencing such expenses as may be reasonably required by the Company or its accountants.

                          (iii)      VACATION. It is understood and agreed
by the parties hereto that during the term of Employee's employment hereunder he shall be entitled to four (4) weeks of paid vacation each full calendar year, to be taken at such times as the Company and Employee shall have mutually agreed to beforehand. Unused vacation time in any calendar year shall not be carried over to any subsequent calendar year, and Employee shall not be entitled to the economic equivalent of any vacation time not used within a calendar year.

                           (iv)      STOCK OPTIONS.  If the Company's audited
annual income before income taxes for its fiscal year ended June 30, 1998, is at least $3,000,000, then the Company shall grant Employee options to purchase shares of the Company's common stock.

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Employee shall receive options to purchase 100,000 shares of the Company's common stock for the first $3,000,000 of such income before income taxes and additional options for such income before income taxes in excess of $3,000,000 at the rate of an option to purchase one share of the Company's common stock for each additional $30 of such income before income taxes. If the such income before income taxes is less than $3,000,000, the Company does not have to grant Employee any options; however, the Company's Board of Directors otherwise retains the right to grant options to Employee if the Board of Directors determines such grant to be in the best interests of the Company and all of its shareholders. Any such options granted to Employee shall be granted within 30 calendar days after the Company's independent auditors deliver audited financial statements for such fiscal year to the Company. The options shall have an exercise price per share equal to the fair market value of the Company's common stock on the date of grant, shall vest and be exercisable upon grant, and shall be exercisable for a period of five years from the date of grant.

         5. TERM. This Agreement shall commence on the date hereof and shall continue to be in effect for three (3) years from the date of this Agreement ("Term"), unless terminated prior to the end of the Term in accordance with Section 6 of this Agreement.

         6.       TERMINATION.

                  (a) BY COMPANY - FOR CAUSE. The Company shall have the right to terminate the employment of Employee for cause immediately upon providing written notice to Employee. For purposes of this Agreement, "cause" shall mean the occurrence of any of the following, each of which shall be deemed a breach of this Agreement:

                           (i)        Employee's commission of any act of
corporate theft, misappropriation of funds, breach of duty as an officer of the Company or other willful misconduct, act of dishonesty or intentional harm against or to the Company;

                           (ii)       Employee's conviction of or pleading nolo
contendere to any felony;

                           (iii)      Employee's failure to perform his duties
hereunder on account of an incapacitating physical or mental condition for sixty
(60) or more work days in any six (6) month period ("Permanent Disability"). If there is any dispute as to whether the Employee has suffered a permanent disability, the Employee shall submit to an examination by a physician whose selection shall be agreed upon by both the Employee and the Company, and whose determination shall be binding; or

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                           (iv)       Employee's failure to abide by the
Company's policies or procedures, including, but not limited to the Company's policy against sexual harassment and discrimination.

         In the event the Company elects to terminate Employee's employment hereunder for cause, the Company shall give written notice to such effect to Employee, which notice shall describe in reasonable detail the actions of Employee constituting cause. Termination for cause pursuant to this provision shall terminate any and all rights that Employee has pursuant to this Agreement, including any options to purchase shares of the Company's common stock that may have previously been granted to him.

         In the event the Company elects to terminate Employee's employment hereunder without cause, the Company shall give written notice to such effect to Employee. On the effective date of termination, the Company shall pay Employee severance in the amount of $175,000 in cash. In addition, the provisions of
Section 7(b) of this Agreement will no longer apply to Employee. Other than as provided in this paragraph, on the effective date of termination, Employee shall have no further rights pursuant to this Agreement.

         This Agreement shall also terminate upon the Employee's death.

                  (b) BY EMPLOYEE - FOR CAUSE. Employee shall have the right to terminate his employment under this Agreement for cause immediately upon sending written notice to the Company in the event the Company fails, within thirty (30) days of written notice from Employee, to cure any breach of its obligations under this Agreement.

         7.       CONFIDENTIAL INFORMATION AND COMPETITION.

                  (a) CONFIDENTIAL INFORMATION. Employee hereby acknowledges that he will or may be making use of, acquiring and adding to confidential information of a special and unique nature and value affecting and relating to the Company and its operations, including, but not limited to, the Company's Business, the identity of the Company's customers and suppliers, the Company's data base information, prices paid by the Company for inventory, its business practices, marketing strategies, expansion plans, the Company's contracts, business records and other records, the Company's trade secrets, inventions, techniques used in the Company's Business, know-how and technologies, whether or not patentable, and other similar information relating to the Company and the Company's Business (all the foregoing regardless of whether same was known to Employee prior to the date hereof or is or becomes known to third parties is hereinafter referred to collectively as "Confidential Information"). Employee further recognizes and acknowledges that all Confidential Information is the exclusive property of the Company, is material and confidential, and greatly affects the

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legitimate business interests, goodwill and effective and successful conduct of the Business of the Company. Accordingly, Employee hereby covenants and agrees that he will use the Confidential Information only for the benefit of the Company and shall not at any time, directly or indirectly, either during the Term of this Agreement or afterward, divulge, reveal or communicate any Confidential Information to any person, firm, corporation or entity whatsoever, or use any Confidential Information for his own benefit or for the benefit of others.

                  (b) COMPETITION. Employee hereby acknowledges and agrees that the Company would suffer irreparable injury if Employee competes with the Company. As a material inducement to the Company to enter into this Agreement, Employee hereby covenants and agrees that, unless the Company and its successors and assigns shall cease to engage in the Company's Business, or unless Employee's engagement hereunder is terminated by the Company in violation of this Agreement or by Employee in accordance with Section 6(b) hereof, during the period beginning on the date hereof and continuing until two years following the date of the expiration or sooner termination of this Agreement, he shall not:

                           (i)        directly or indirectly, operate, be
employed by, provide consulting services to, organize, maintain, establish, manage, own, participate in, or in any manner whatsoever, individually or through any corporation, firm or organization of which he shall be affiliated in any manner whatsoever, have any interest in, whether as owner, operator, partner, stockholder, director, trustee, officer, lender, employee, principal, agent, consultant or otherwise, any other business or venture which engages in the Company's Business or is otherwise in competition with the Company or any assigns of the Company at the time of the expiration or sooner termination of this Agreement, unless such activity shall have been previously agreed to in writing by the Company and its successors and assigns;

                           (ii)       directly or indirectly, divert
business from the Company or its successors or assigns, or solicit business from, divert the business of, or attempt to convert to other methods of using the same or similar services as are provided by the Company, any client or account of the Company; or

                           (iii)      directly or indirectly, solicit for
employment, employ or otherwise engage the services of, any employees or consultants of the Company or its successors or assigns.

                  (c) INJUNCTION AND ATTORNEY'S FEES. In view of the irreparable injury to the Company that would result from a breach or threatened breach of Employee of the covenants or agreements under Sections 7 (a) or (b) hereof, and because there is not an adequate remedy at law to protect the Company from the ongoing

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breach of those covenants, Employee acknowledges that a permanent injunction is an appropriate remedy for such a breach or threatened breach. These remedies shall be in addition to and not in limitation of any other rights or remedies to which the Company is or may be entitled at law or in equity under this Agreement. With respect to any such litigation, the provisions of Section 12(m) hereof shall apply, regardless of whether this Agreement had earlier expired or been terminated.

                  (d) REASONABLENESS OF RESTRICTIONS. Employee has carefully read and considered the provisions of Sections 7 (a), (b) and (c) hereof and, having done so, agrees that the covenants set forth in those Sections are fair and reasonable and are reasonably required to protect the legitimate business interests of the Company. Employee agrees that the covenants set forth in Sections 7 (a), (b) and (c) hereof do not unreasonably impair the ability of Employee to conduct any unrelated business or to find gainful work in his field. The parties hereto agree that if a court of competent jurisdiction holds any of the covenants set forth in Sections 7 (a) or (b) unenforceable, the court shall substitute an enforceable covenant that preserves, to the maximum lawful extent, the scope, duration and all other aspects of the covenants deemed unenforceable, and that the covenant substituted by the court shall be immediately enforceable against Employee. The foregoing shall not be deemed to affect the right of the parties hereto to appeal any decision by a court concerning this Agreement.

                  (e) SURVIVAL. This Section 7 shall survive the termination of this Agreement and Employee's employment hereunder. Employee acknowledges and agrees that the provisions of this Section 7 are specifically intended by both the Company and Employee to benefit, and be enforceable by, not only the Company, but also the Company's successors and assigns.

         8.       RIGHTS TO INVENTIONS, PATENTS AND COPYRIGHTS.

                  (a) Employee shall promptly disclose in writing to the
Company: all ideas, inventions, discoveries, devices, machines, apparatus, methods, compositions, know-how, works, processes and improvements to any thereof, whether or not patentable or copyrightable, that he may conceive, make, develop, invent, reduce-to-practice, author or discover, whether solely or jointly or commonly with others, during his employment with the Company, or within one calendar year following the termination of his employment with the Company, which relates to the business of the Company at the time of termination (the items specified in this Section 8(a) are hereinafter collectively referred to as "Inventions"). All Inventions are the sole and exclusive property of the Company.

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                  (b) Employee shall promptly assign, transfer and set over unto the Company, its successors and assigns, all of his rights, title and interest in and to all Inventions, all applications for letters patent or copyrights, foreign and domestic, which have or may be filed on such Inventions, all divisionals, continuations, continuations-in-part, stream-line continuations, substitutions, refiles, derivatives, and extensions thereof, all copyrights, all letters patent of the United States and its territorial possessions and all letters patent of foreign countries which may be granted therefor, and all reexaminations and reissues of said letters patent, including the subject matter of any and all claims which may be obtained in every such domestic and foreign patent, the same to be held and enjoyed by the Company for its own and exclusive use and advantage, and for the exclusive use and advantage of its successors, assigns and other legal representatives, to the full end of the term or terms for which said copyrights and letters patent of the United States, territories and foreign countries are or may be granted, reexamined or reissued, as fully and entirely as the same would have been held and enjoyed by Employee, if the assignment had not been made.

                  (c) During and subsequent to the Term hereof, Employee authorizes and requests the Commissioner of Patents to issue to the Company all letters patent of the United States on all Inventions and on all divisionals, continuations, continuations-in-part, stream-line continuations, substitutions, refiles, derivatives, extensions, reexaminations and reissues thereof, and hereby covenants that he has not executed and will not execute any agreement in conflict therewith.

                  (d) Employee further covenants and agrees that he will, during and subsequent to the Term hereof, without demanding any other consideration therefor, at any time, upon request, execute, or cause to be executed, and deliver any and all papers that may be necessary or desirable to perfect the title to any Invention and to such letters patent and copyrights as may be granted therefor, in the Company, its successors, assigns or other legal representatives, and that if the Company, its successors, assigns, or other legal representatives shall desire to file any divisional, continuation, continuation-in-part, stream-line continuation, substitute, refile, extension, reexamination, reissue, or derivative application, or to secure a reissue or reexamination of such letters patent, or to file a disclaimer relating thereto, Employee will upon request, sign, or cause to be signed, all papers, make or cause to be made all rightful oaths, and do all lawful acts requisite for such action.

                  (e) Employee does further covenant and agree, that he will, at any time during and subsequent to the Term hereof, upon request, communicate to the Company, its successors, assigns, or other legal representatives, such facts relating to the Inventions, letters patent and copyrights or to the history thereof, as may be

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known to him, and testify, at the Company's expense, as to the same in any interference or other litigation or proceeding in which Employee is not a party and does not have an interest, when requested to do so.

         9.       MISCELLANEOUS.

                  (a) NOTICES. All notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly given only upon hand delivery thereof or upon the first business day after mailing by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  To Company:            Ocean Optique Distributors, Inc.
                                         14250 S.W. 119th Ave.
                                         Miami, Florida  33186
                                         Attn.:  Kenneth J. Gordon

                  To Employee:           Solomon Ovadia
                                         2 N.E. 40th Street
                                         Miami, Florida 33137

or to such other address or such other person as any party shall designate, in writing, to the other for such purposes and in the manner hereinabove set forth.

                  (b) ENTIRE AGREEMENT. This Agreement sets forth all the promises, covenants, agreements, conditions and understandings between the parties hereto with respect to the subject matter contained herein, and supersedes all prior and contemporaneous agreements, understandings, inducements or conditions with respect to said subject matter, expressed or implied, oral or written, except as herein contained.

                  (c) BINDING EFFECT; NO ASSIGNMENT. This Agreement shall be binding upon the parties hereto, their heirs, administrators, successors and assigns. No party may assign or transfer its interests herein, or delegate its duties hereunder, without the written consent of the other party. Any assignment or delegation of duties in violation of this provision shall be null and void.

                  (d) AMENDMENT. The parties hereby irrevocably agree that no attempted amendment, modification, termination, discharge or change (collectively, "Amendment") of this Agreement shall be valid and effective, unless the parties shall unanimously agree in writing to such Amendment.

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                  (e) NO WAIVER. No waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the party against whom it is asserted, and any such written waiver shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver.

                  (f) GENDER AND USE OF SINGULAR AND PLURAL. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the party or parties, or their personal representatives, successors and assigns may require.

                  (g) COUNTERPARTS. This Agreement and any amendments may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

                  (h) HEADINGS. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement.

                  (i) GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Florida and any proceeding arising between the parties in any manner pertaining or related to this Agreement shall, to the extent permitted by law, be held in Dade County, Florida.

                  (j) FURTHER ASSURANCES. The parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Agreement.

                  (k) NO THIRD PARTY BENEFICIARY. This Agreement is made solely and specifically among and for the benefit of the parties hereto, and their respective successors and assigns subject to the express provisions hereof relating to successors and assigns, and no other person shall have any rights, interest or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third-party beneficiary or otherwise.

                  (l) PROVISIONS SEVERABLE. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules, and regulations of the jurisdiction in which the parties do business. If any provision of this Agreement, or the application thereof to any person or circumstances shall, for any reason or to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

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                  (m) LITIGATION. If any party hereto is required to engage in litigation against any other party hereto, either as plaintiff or as defendant, in order to enforce or defend any rights under this Agreement, and such litigation results in a final judgment in favor of such party ("Prevailing Party"), then the party or parties against whom said final judgment is obtained shall reimburse the Prevailing Party for all direct, indirect or incidental expenses incurred, including, but not limited to, all attorneys' fees, court costs and other expenses incurred throughout all negotiations, trials or appeals undertaken in order to enforce the Prevailing Party's rights hereunder.

                  (n) REPRESENTATION BY EMPLOYEE. Employee hereby represents and warrants that he is not a party to any agreement, contract or understanding, whether of employment or otherwise, which would in any way restrict or prohibit him from undertaking or performing employment with the Company in accordance with the terms and conditions of this Agreement.

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

WITNESSES:                               COMPANY:

                                         OCEAN OPTIQUE DISTRIBUTORS, INC.,
                                         a Florida corporation

/s/ JUDITH KENNEY                        By:\S\KENNETH J. GORDON, PRESIDENT
-------------------------                   -------------------------------
/s/ WILLIAM C. PHILLIPPI                          Kenneth J. Gordon,
-------------------------                         President




                                         EMPLOYEE:

/s/ JUDITH KENNEY                        \S\SOLOMON OVADIA
------------------------                 -----------------
/s/ WILLIAM C. PHILLIPPI                 SOLOMON OVADIA
------------------------

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